CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated December 30, 2013, relating to the financial statement of Capital Guardian Core Balanced Fund,  a series of Capital Guardian Funds Trust,  as of  December 20,  2013, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
December 30, 2013